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Allied Capital Corporation and Subsidiaries
Exhibit 11 Statement of Computation of Earnings Per Common Share
Form 10-Q
June 30, 1996

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
                                                                  For the Three Months Ended           For the Six Months Ended
                                                                          June 30,                             June 30,
                                                                 ----------------------------       -----------------------------
                                                                    1996            1995                 1996            1995
                                                                 ----------------------------       -----------------------------
Primary Earnings Per Common Share:

         Net Increase in Net Assets Resulting
            from Operations                                        ($366,000)     $7,196,000          $4,076,000      $9,330,000
         Less: Dividends for Preferred Stock                         (55,000)        (55,000)           (110,000)       (110,000)
                                                                 ----------------------------       -----------------------------
         Net Increase in Net Assets Resulting
            from Operations Available to
            Common Shareholders                                    ($421,000)     $7,141,000          $3,966,000      $9,220,000
                                                                 ============================       =============================
         Weighted average number of common
            shares outstanding                                     6,918,100       6,163,241           6,692,479       6,158,058
         Weighted average number of common
            shares issuable on exercise
            of outstanding stock options                                   -               -              37,663               -
                                                                 ----------------------------       -----------------------------
         Weighted average number of common
            shares and common share equivalents outstanding        6,918,100       6,163,241           6,730,142       6,158,058
                                                                 ============================       =============================

Earnings per Common Share                                             ($0.06)          $1.16               $0.59           $1.50
                                                                 ============================       =============================

Fully Diluted Earnings Per Common Share:

         Net Increase in Net Assets Resulting
            from Operations                                        ($366,000)     $7,196,000          $4,076,000      $9,330,000
         Less: Dividends for Preferred Stock                         (55,000)        (55,000)           (110,000)       (110,000)
                                                                 ----------------------------       -----------------------------
         Net Increase in Net Assets Resulting
            from Operations Available to
            Common Shareholders                                    ($421,000)     $7,141,000          $3,966,000      $9,220,000
                                                                 ============================       =============================

         Weighted average number of common
            shares and common share
            equivalents outstanding as computed for
            primary earnings per share                             6,918,100       6,163,241           6,730,142       6,158,058

         Weighted average of additional
            shares issuable on exercise
            of outstanding stock options                                   -               -               6,428               -
                                                                 ----------------------------       -----------------------------

         Weighted average number of common
            shares and common share equivalents
            outstanding, as adjusted                               6,918,100       6,163,241           6,736,570       6,158,058
                                                                 ============================       =============================

         Earnings per Common Share                                    ($0.06)          $1.16               $0.59           $1.50
                                                                 ============================       =============================
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